EXHIBIT 99.1

Vornado Announces Second Quarter 2019 Financial Results

July 29, 2019 04:30 PM Eastern Standard Time

NEW YORK.......VORNADO REALTY TRUST (NYSE: VNO) reported today:

Quarter Ended June 30, 2019 Financial Results
NET INCOME attributable to common shareholders for the quarter ended June 30, 2019 was $2.400 billion, or $12.56 per diluted share, compared to $111,534,000, or $0.58 per diluted share, for the prior year's quarter. Adjusting net income attributable to common shareholders for the items that impact the comparability of period-to-period net income listed in the table on the following page, net income attributable to common shareholders, as adjusted (non-GAAP) for the quarters ended June 30, 2019 and 2018 was $42,552,000 and $68,759,000, or $0.22 and $0.36 per diluted share, respectively.
FUNDS FROM OPERATIONS ("FFO") attributable to common shareholders plus assumed conversions (non-GAAP) for the quarter ended June 30, 2019 was $164,329,000, or $0.86 per diluted share, compared to $194,653,000, or $1.02 per diluted share, for the prior year's quarter.  Adjusting FFO attributable to common shareholders plus assumed conversions for the items that impact the comparability of period-to-period FFO listed in the table on page 3, FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the quarters ended June 30, 2019 and 2018 was $173,775,000 and $186,405,000, or $0.91 and $0.98 per diluted share, respectively.
The decreases in "net income attributable to common shareholders, as adjusted" and "FFO attributable to common shareholders plus assumed conversions, as adjusted" were partially due to $8,387,000 (at share), or $0.04 per diluted share, from the non-cash write-off of straight-line rent receivables and $5,645,000, or $0.03 per diluted share, of non-cash expense for the time-based equity compensation granted in connection with the previously announced new leadership group.
Six Months Ended June 30, 2019 Financial Results
NET INCOME attributable to common shareholders for the six months ended June 30, 2019 was $2.582 billion, or $13.51 per diluted share, compared to $93,693,000, or $0.49 per diluted share, for the six months ended June 30, 2018. Adjusting net income attributable to common shareholders for the items that impact the comparability of period-to-period net income listed in the table on the following page, net income attributable to common shareholders, as adjusted (non-GAAP) for the six months ended June 30, 2019 and 2018 was $67,466,000 and $124,234,000, or $0.35 and $0.65 per diluted share, respectively.
FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the six months ended June 30, 2019 was $412,013,000, or $2.16 per diluted share, compared to $329,653,000, or $1.72 per diluted share, for the six months ended June 30, 2018. Adjusting FFO attributable to common shareholders plus assumed conversions for the items that impact the comparability of period-to-period FFO listed in the table on page 3, FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the six months ended June 30, 2019 and 2018 was $323,790,000 and $359,276,000, or $1.70 and $1.88 per diluted share, respectively.
The decreases in "net income attributable to common shareholders, as adjusted" and "FFO attributable to common shareholders plus assumed conversions, as adjusted" were partially due to (i) $8,387,000 (at share), or $0.04 per diluted share, from the non-cash write-off of straight-line rent receivables, (ii) $5,645,000, or $0.03 per diluted share, of non-cash expense for the time-based equity compensation granted in connection with the previously announced new leadership group and (iii) $13,633,000, or $0.07 per share, of non-cash expense for the accelerated vesting of previously issued OP Units and Vornado restricted stock due to the removal of the time-based vesting requirement to participants who have reached 65 years of age.

The following table reconciles our net income attributable to common shareholders to net income attributable to common shareholders, as adjusted (non-GAAP):

(Amounts in thousands, except per share amounts)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Net income attributable to common shareholders	$2,400,195	$111,534	$2,581,683	$93,693
Per diluted share	$12.56	$0.58	$13.51	$0.49

Certain (income) expense items that impact net income attributable to common shareholders:
Net gain on transfer to Fifth Avenue and Times Square retail JV, net of $11,945 attributable to noncontrolling interests	$(2,559,154)	$—	$(2,559,154)	$—
Non-cash impairment losses and related write-offs, substantially 608 Fifth Avenue	108,592	—	108,592	—
After-tax net gain on sale of 220 Central Park South ("220 CPS") condominium units	(88,921)	—	(219,875)	—
Our share of loss (income) from real estate fund investments	20,758	(551)	23,662	(1,365)
Mark-to-market (increase) decrease in Pennsylvania Real Estate Investment Trust ("PREIT") common shares (accounted for as a marketable security from March 12, 2019)	(1,313)	—	14,336	—
Net gains on sale of real estate	—	(24,449)	—	(24,436)
Mark-to-market (increase) decrease in Lexington Realty Trust ("Lexington") common shares (sold on March 1, 2019)	—	(15,883)	(16,068)	16,992
Profit participation on the April 2018 sale of 701 Seventh Avenue	—	(5,457)	—	(5,457)
Previously capitalized internal leasing costs(1)	—	(1,358)	—	(2,706)
Our share of loss from 666 Fifth Avenue Office Condominium (49.5% interest)	—	1,269	—	4,761
Net gain from sale of Urban Edge Properties ("UE") common shares (sold on March 4, 2019)	—	—	(62,395)	—
Prepayment penalty in connection with redemption of $400 million 5.00% senior unsecured notes due January 2022	—	—	22,540	—
Our share of disputed additional New York City transfer taxes	—	—	—	23,503
Preferred share issuance costs	—	—	—	14,486
Other	2,802	817	3,954	6,792
	(2,517,236)	(45,612)	(2,684,408)	32,570
Noncontrolling interests' share of above adjustments	159,593	2,837	170,191	(2,029)
Total of certain (income) expense items that impact net income attributable to common shareholders	$(2,357,643)	$(42,775)	$(2,514,217)	$30,541

Net income attributable to common shareholders, as adjusted (non-GAAP)	$42,552	$68,759	$67,466	$124,234
Per diluted share (non-GAAP)	$0.22	$0.36	$0.35	$0.65
____________________________________________________________
See notes on the following page.

The following table reconciles our FFO attributable to common shareholders plus assumed conversions (non-GAAP) to FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP):

(Amounts in thousands, except per share amounts)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
FFO attributable to common shareholders plus assumed conversions (non-GAAP)(2)	$164,329	$194,653	$412,013	$329,653
Per diluted share (non-GAAP)	$0.86	$1.02	$2.16	$1.72

Certain (income) expense items that impact FFO attributable to common shareholders plus assumed conversions:
After-tax net gain on sale of 220 CPS condominium units	$(88,921)	$—	$(219,875)	$—
Non-cash impairment loss and related write-offs on 608 Fifth Avenue	77,156	—	77,156	—
Our share of loss (income) from real estate fund investments	20,758	(551)	23,662	(1,365)
Profit participation on the April 2018 sale of 701 Seventh Avenue	—	(5,457)	—	(5,457)
Our share of FFO from 666 Fifth Avenue Office Condominium (49.5% interest)	—	(2,178)	—	(2,041)
Previously capitalized internal leasing costs(1)	—	(1,358)	—	(2,706)
Prepayment penalty in connection with redemption of $400 million 5.00% senior unsecured notes due January 2022	—	—	22,540	—
Our share of disputed additional New York City transfer taxes	—	—	—	23,503
Preferred share issuance costs	—	—	—	14,486
Other	1,092	749	2,298	5,033
	10,085	(8,795)	(94,219)	31,453
Noncontrolling interests' share of above adjustments	(639)	547	5,996	(1,830)
Total of certain expense (income) items that impact FFO attributable to common shareholders plus assumed conversions, net	$9,446	$(8,248)	$(88,223)	$29,623

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$173,775	$186,405	$323,790	$359,276
Per diluted share (non-GAAP)	$0.91	$0.98	$1.70	$1.88
____________________________________________________________

(1)
"Net income, as adjusted" and "FFO, as adjusted" for the three and six months ended June 30, 2018 have been reduced by $1,358 and $2,706, or $0.01 and $0.01 per diluted share, respectively for previously capitalized internal leasing costs to present 2018 “as adjusted” financial results on a comparable basis with the current year as a result of the January 1, 2019 adoption of a new GAAP accounting standard under which internal leasing costs can no longer be capitalized.

(2)
See page 11 for a reconciliation of our net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the three and six months ended June 30, 2019 and 2018.

Dispositions:
220 CPS
During the three months ended June 30, 2019, we closed on the sale of 11 condominium units at 220 CPS for net proceeds aggregating $265,250,000 resulting in a financial statement net gain of $111,713,000 which is included in "net gains on disposition of wholly owned and partially owned assets" on our consolidated statements of income. In connection with these sales, $22,792,000 of income tax expense was recognized in our consolidated statements of income.
Fifth Avenue and Times Square JV
On April 18, 2019 (the “Closing Date”), we entered into a transaction agreement (the “Transaction Agreement”) with a group of institutional investors (the “Investors”). The Transaction Agreement provides for a series of transactions (collectively, the “Transaction”) pursuant to which (i) prior to the Closing Date, we contributed our interests in properties located at 640 Fifth Avenue, 655 Fifth Avenue, 666 Fifth Avenue, 689 Fifth Avenue, 697-703 Fifth Avenue, 1535 Broadway and 1540 Broadway (collectively, the “Properties”) to subsidiaries of a newly formed joint venture (“Fifth Avenue and Times Square JV”) and (ii) on the Closing Date, transferred a 48.5% common interest in Fifth Avenue and Times Square JV to the Investors. The 48.5% common interest in the joint venture represents an effective 47.2% interest in the Properties (of which 45.4% was transferred from Vornado). The Properties include approximately 489,000 square feet of retail space, 327,000 square feet of office space, signage associated with 1535 and 1540 Broadway, the parking garage at 1540 Broadway and the theatre at 1535 Broadway.
We retained the remaining 51.5% common interest in Fifth Avenue and Times Square JV which represents an effective 51.0% interest in the Properties and an aggregate $1.828 billion of preferred equity interests in certain of the properties. We also provided $500,000,000 of temporary preferred equity on 640 Fifth Avenue until May 23, 2019 when mortgage financing was completed. All of the preferred equity has an annual coupon of 4.25% for the first five years, increasing to 4.75% for the next five years and thereafter at a formulaic rate. It can be redeemed under certain conditions on a tax deferred basis.
Net cash proceeds from the Transaction were $1.186 billion, after (i) deductions for the defeasance of a $390,000,000 mortgage loan on 666 Fifth Avenue and the repayment of a $140,000,000 mortgage loan on 655 Fifth Avenue, (ii) proceeds from a $500,000,000 mortgage loan on 640 Fifth Avenue, described below, (iii) approximately $23,000,000 used to purchase noncontrolling investors' interests and (iv) approximately $53,000,000 of transaction costs (including $17,000,000 of costs related to the defeasance of the 666 Fifth Avenue mortgage loan).
We continue to manage and lease the Properties. We share control with the Investors over major decisions of the joint venture, including decisions regarding leasing, operating and capital budgets, and refinancings. Accordingly, we no longer hold a controlling financial interest in the Properties which has been transferred to the joint venture. As a result, our investment in Fifth Avenue and Times Square JV is accounted for under the equity method from the date of transfer. The Transaction valued the Properties at $5,556,000,000 resulting in a financial statement net gain of $2,571,099,000, before noncontrolling interest of $11,945,000, including the related step-up in our basis of the retained portion of the assets to fair value. The net gain is included in "net gain on transfer to Fifth Avenue and Times Square JV" on our consolidated statements of income for the three and six months ended June 30, 2019. The gain for tax purposes was approximately $735,000,000.
On May 23, 2019, we received $500,000,000 from the redemption of our preferred equity in 640 Fifth Avenue. The preferred equity was redeemed from the proceeds of a $500,000,000 mortgage financing that was completed on the property. The five year loan, which is guaranteed by us, is interest only at LIBOR plus 1.01%. The interest rate was swapped for four years to a fixed rate of 3.07%.
330 Madison Avenue (Subsequent Event)
On July 11, 2019, we sold our 25% interest in 330 Madison Avenue to our joint venture partner. We received net proceeds of approximately $100,000,000 after deducting our share of the existing $500,000,000 mortgage loan. The third quarter financial statement gain will be approximately $159,000,000. The tax gain will be approximately $138,000,000.

Financings:
On May 24, 2019, we extended our $375,000,000 mortgage loan on 888 Seventh Avenue, a 886,000 square foot Manhattan office building, from December 2020 to December 2025. The interest rate on the extended mortgage loan is LIBOR plus 1.70% (4.11% as of June 30, 2019). Pursuant to an existing swap agreement, the interest rate on the $375,000,000 mortgage loan has been swapped to 3.25% through December 2020.
On June 28, 2019, a joint venture, in which we have a 55% interest, completed a $145,700,000 refinancing of 512 West 22nd Street, a 173,000 square foot office building in the West Chelsea submarket of Manhattan. The four-year interest only loan carries a rate of LIBOR plus 2.00% (4.40% as of June 30, 2019) and matures in June 2023 with a one-year extension option. The loan replaces the previous $126,000,000 construction loan that bore interest at LIBOR plus 2.65% and was scheduled to mature in 2019.
Leasing:

•
221,000 square feet of New York Office space (155,000 square feet at share) at an initial rent of $83.54 per square foot and a weighted average term of 7.2 years. The GAAP and cash mark-to-market rent on the 80,000 square feet of second generation space were positive 5.9% and 3.3%, respectively. Tenant improvements and leasing commissions were $9.83 per square foot per annum, or 11.8% of initial rent.

•
70,000 square feet of New York Retail space (67,000 square feet at share) at an initial rent of $162.44 per square foot and a weighted average term of 19.6 years. The GAAP and cash mark-to-market rent on the 64,000 square feet of second generation space were positive 44.4% and 18.7%, respectively. Tenant improvements and leasing commissions were $3.74 per square foot per annum, or 2.3% of initial rent.

•
30,000 square feet at theMART at an initial rent of $63.83 per square foot and a weighted average term of 4.1 years. The GAAP and cash mark-to-market rent on the 30,000 square feet of second generation space were positive 14.9% and 6.0%, respectively. Tenant improvements and leasing commissions were $1.52 per square foot per annum, or 2.4% of initial rent.

•
30,000 square feet at 555 California Street (21,000 square feet at share) at an initial rent of $86.00 per square foot and a weighted average term of 5.1 years. The GAAP and cash mark-to-market rent on the 21,000 square feet of second generation space were positive 32.2% and 12.8%, respectively. Tenant improvements and leasing commissions were $6.13 per square foot per annum, or 7.1% of initial rent.

Same Store Net Operating Income ("NOI") At Share:
The percentage increase (decrease) in same store NOI at share and same store NOI at share - cash basis of our New York segment, theMART and 555 California Street are summarized below.

	Total	New York(2)	theMART	555 California Street
Same store NOI at share % increase (decrease)(1):
Three months ended June 30, 2019 compared to June 30, 2018	1.2%	(0.7)%	12.1%	13.0%
Six months ended June 30, 2019 compared to June 30, 2018	0.5%	(0.4)%	4.7%	10.2%
Three months ended June 30, 2019 compared to March 31, 2019	7.2%	4.1%	42.3%	6.4%

Same store NOI at share - cash basis % increase(1):
Three months ended June 30, 2019 compared to June 30, 2018	4.3%	2.5%	15.5%	12.9%
Six months ended June 30, 2019 compared to June 30, 2018	3.7%	2.6%	8.9%	13.9%
Three months ended June 30, 2019 compared to March 31, 2019	8.3%	5.5%	38.1%	5.8%
____________________

(1)	See pages 13 through 18 for same store NOI at share and same store NOI at share - cash basis reconciliations.
		Increase
(2)	Excluding Hotel Pennsylvania, same store NOI at share % increase:
	Three months ended June 30, 2019 compared to June 30, 2018	0.0%
	Six months ended June 30, 2019 compared to June 30, 2018	0.3%
	Three months ended June 30, 2019 compared to March 31, 2019	0.0%

	Excluding Hotel Pennsylvania, same store NOI at share - cash basis % increase:
	Three months ended June 30, 2019 compared to June 30, 2018	3.3%
	Six months ended June 30, 2019 compared to June 30, 2018	3.3%
	Three months ended June 30, 2019 compared to March 31, 2019	1.2%

NOI At Share:

The elements of our New York and Other NOI at share for the three and six months ended June 30, 2019 and 2018 and the three months ended March 31, 2019 are summarized below.

(Amounts in thousands)	For the Three Months Ended			For the Six Months Ended June 30,
	June 30,		March 31, 2019
	2019	2018		2019	2018
New York:
Office(1)	$179,592	$184,867	$183,540	$363,132	$372,023
Retail(1)	57,063	87,109	88,267	145,330	175,018
Residential	5,908	6,338	6,045	11,953	12,479
Alexander's Inc. ("Alexander's")	11,108	11,909	11,322	22,430	23,484
Hotel Pennsylvania	4,031	5,644	(5,816)	(1,785)	1,459
Total New York	257,702	295,867	283,358	541,060	584,463

Other:
theMART	30,974	27,816	23,523	54,497	54,691
555 California Street	15,358	13,660	14,501	29,859	27,171
Other investments	4,875	17,086	16,390	21,265	37,140
Total Other	51,207	58,562	54,414	105,621	119,002

NOI at share	$308,909	$354,429	$337,772	$646,681	$703,465
____________________

(1)	Reflects the transfer of 45.4% of common equity in the properties contributed to the Fifth Avenue and Times Square JV on April 18, 2019.
NOI At Share - Cash Basis:

The elements of our New York and Other NOI at share - cash basis for the three and six months ended June 30, 2019 and 2018 and the three months ended March 31, 2019 are summarized below.

(Amounts in thousands)	For the Three Months Ended			For the Six Months Ended June 30,
	June 30,		March 31, 2019
	2019	2018		2019	2018
New York:
Office(1)	$178,806	$180,710	$184,370	$363,176	$358,909
Retail(1)	66,726	79,139	80,936	147,662	158,728
Residential	5,303	5,463	5,771	11,074	11,062
Alexander's	11,322	12,098	11,527	22,849	24,137
Hotel Pennsylvania	3,982	5,744	(5,864)	(1,882)	1,591
Total New York	266,139	283,154	276,740	542,879	554,427

Other:
theMART	31,984	27,999	24,912	56,896	55,078
555 California Street	15,595	13,808	14,745	30,340	26,634
Other investments	4,939	16,987	16,194	21,133	36,897
Total Other	52,518	58,794	55,851	108,369	118,609

NOI at share - cash basis	$318,657	$341,948	$332,591	$651,248	$673,036
____________________

(1)	Reflects the transfer of 45.4% of common equity in the properties contributed to the Fifth Avenue and Times Square JV on April 18, 2019.

Penn District - Active Development/Redevelopment Summary as of June 30, 2019

(Amounts in thousands, except square feet)
		Property Rentable Sq. Ft.							Projected Incremental Cash Yield
Active Penn District Projects	Segment		Incremental Budget(1)		Amount Expended	Remainder to be Expended		Stabilization Year
Farley (95% interest)	New York	845,000	1,030,000	(2)	438,581	591,419		2022	7.4%
PENN2 - as expanded	New York	1,795,000	750,000		26,713	723,287		2024	8.4%
PENN1(3)	New York	2,543,000	325,000		48,832	276,168		N/A	13.5%(3)(4)
Districtwide Improvements	New York	N/A	100,000		—	100,000		N/A	N/A
Total Active Penn District Projects			2,205,000		514,126	1,690,874	(5)		8.3%
___________________

(1)	Excluding debt and equity carry.

(2)	Net of anticipated historic tax credits.

(3)
Property is ground leased through 2098, as fully extended. Fair market value resets occur in 2023, 2048 and 2073. The 13.5% projected return is before the ground rent reset in 2023, which may be material.

(4)	Achieved as existing leases roll; average remaining lease term 5.4 years.

(5)	Expected to be funded from our balance sheet, principally from 220 CPS net sales proceeds.

There can be no assurance that the above projects will be completed, completed on schedule or within budget. In addition, there can be no assurance that the Company will be successful in leasing the properties on the expected schedule or at the assumed rental rates.

Conference Call and Audio Webcast
As previously announced, the Company will host a quarterly earnings conference call and an audio webcast on Tuesday, July 30, 2019 at 10:00 a.m. Eastern Time (ET). The conference call can be accessed by dialing 888-771-4371 (domestic) or 847-585-4405 (international) and indicating to the operator the passcode 48773624. A telephonic replay of the conference call will be available from 1:30 p.m. ET on July 30, 2019 through August 29, 2019. To access the replay, please dial 888-843-7419 and enter the passcode 48773624#. A live webcast of the conference call will be available on the Company’s website at www.vno.com and an online playback of the webcast will be available on the website following the conference call.
Supplemental Financial Information
Further details regarding results of operations, properties and tenants can be accessed at the Company’s website www.vno.com. Vornado Realty Trust is a fully - integrated equity real estate investment trust.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2018. Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.

VORNADO REALTY TRUST
CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except unit, share, and per share amounts)	As of
	June 30, 2019	December 31, 2018
ASSETS
Real estate, at cost:
Land	$2,609,869	$3,306,280
Buildings and improvements	7,813,812	10,110,992
Development costs and construction in progress	1,835,054	2,266,491
Moynihan Train Hall development expenditures	665,226	445,693
Leasehold improvements and equipment	118,428	108,427
Total	13,042,389	16,237,883
Less accumulated depreciation and amortization	(2,894,202)	(3,180,175)
Real estate, net	10,148,187	13,057,708
Right-of-use assets	380,214	—
Cash and cash equivalents	922,604	570,916
Restricted cash	154,306	145,989
Marketable securities	41,081	152,198
Tenant and other receivables, net of allowance for doubtful accounts of $4,154 as of December 31, 2018	85,153	73,322
Investments in partially owned entities	4,025,534	858,113
Real estate fund investments	306,596	318,758
220 Central Park South condominium units ready for sale	328,786	99,627
Receivable arising from the straight-lining of rents, net of allowance of $1,644 as of December 31, 2018	749,198	935,131
Deferred leasing costs, net of accumulated amortization of $187,478 and $207,529	357,511	400,313
Identified intangible assets, net of accumulated amortization of $98,187 and $172,114	32,478	136,781
Other assets	382,209	431,938
	$17,913,857	$17,180,794
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Mortgages payable, net	$6,256,808	$8,167,798
Senior unsecured notes, net	445,465	844,002
Unsecured term loan, net	745,331	744,821
Unsecured revolving credit facilities	80,000	80,000
Lease liabilities	483,011	—
Moynihan Train Hall obligation	665,226	445,693
Accounts payable and accrued expenses	392,581	430,976
Deferred revenue	66,835	167,730
Deferred compensation plan	99,879	96,523
Other liabilities	320,515	311,806
Total liabilities	9,555,651	11,289,349
Commitments and contingencies
Redeemable noncontrolling interests:
Class A units - 13,377,956 and 12,544,477 units outstanding	857,527	778,134
Series D cumulative redeemable preferred units - 141,401 and 177,101 units outstanding	4,535	5,428
Total redeemable noncontrolling interests	862,062	783,562
Shareholders' equity:
Preferred shares of beneficial interest: no par value per share; authorized 110,000,000 shares; issued and outstanding 36,797,280 and 36,798,580 shares	891,256	891,294
Common shares of beneficial interest: $0.04 par value per share; authorized 250,000,000 shares; issued and outstanding 190,813,470 and 190,535,499 shares	7,611	7,600
Additional capital	7,845,748	7,725,857
Earnings less than distributions	(1,845,995)	(4,167,184)
Accumulated other comprehensive (loss) income	(38,066)	7,664
Total shareholders' equity	6,860,554	4,465,231
Noncontrolling interests in consolidated subsidiaries	635,590	642,652
Total equity	7,496,144	5,107,883
	$17,913,857	$17,180,794

VORNADO REALTY TRUST
OPERATING RESULTS

(Amounts in thousands, except per share amounts)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Revenues	$463,103	$541,818	$997,771	$1,078,255

Income from continuing operations	$2,596,633	$104,655	$2,809,814	$105,300
Income (loss) from discontinued operations	60	683	(77)	320
Net income	2,596,693	105,338	2,809,737	105,620
Less net (income) loss attributable to noncontrolling interests in:
Consolidated subsidiaries	(21,451)	26,175	(28,271)	34,449
Operating Partnership	(162,515)	(7,445)	(174,717)	(6,321)
Net income attributable to Vornado	2,412,727	124,068	2,606,749	133,748
Preferred share dividends	(12,532)	(12,534)	(25,066)	(25,569)
Preferred share issuance costs	—	—	—	(14,486)
NET INCOME attributable to common shareholders	$2,400,195	$111,534	$2,581,683	$93,693

INCOME PER COMMON SHARE – BASIC:
Net income per common share	$12.58	$0.59	$13.53	$0.49
Weighted average shares outstanding	190,781	190,200	190,735	190,141

INCOME PER COMMON SHARE – DILUTED:
Net income per common share	$12.56	$0.58	$13.51	$0.49
Weighted average shares outstanding	191,058	191,168	191,030	191,190

FFO attributable to common shareholders plus assumed conversions (non-GAAP)	$164,329	$194,653	$412,013	$329,653
Per diluted share (non-GAAP)	$0.86	$1.02	$2.16	$1.72

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$173,775	$186,405	$323,790	$359,276
Per diluted share (non-GAAP)	$0.91	$0.98	$1.70	$1.88

Weighted average shares used in determining FFO per diluted share	191,058	191,168	191,026	191,113

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS

The following table reconciles net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions:

(Amounts in thousands, except per share amounts)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Reconciliation of our net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions:
Net income attributable to common shareholders	$2,400,195	$111,534	$2,581,683	$93,693
Per diluted share	$12.56	$0.58	$13.51	$0.49

FFO adjustments:
Depreciation and amortization of real property	$105,453	$103,599	$213,936	$204,009
Net gains on sale of real estate	—	(24,177)	—	(24,177)
Real estate impairment losses	31,436	—	31,436	—
Net gain on transfer to Fifth Avenue and Times Square JV, net of $11,945 attributable to noncontrolling interests	(2,559,154)	—	(2,559,154)	—
Net gain from sale of UE common shares (sold on March 4, 2019)	—	—	(62,395)	—
(Increase) decrease in fair value of marketable securities:
PREIT	(1,313)	—	14,336	—
Lexington (sold on March 1, 2019)	—	(15,883)	(16,068)	16,992
Other	1	(1)	(41)	110
Proportionate share of adjustments to equity in net income (loss) of partially owned entities to arrive at FFO:
Depreciation and amortization of real property	34,631	25,488	59,621	53,594
Net gains on sale of real estate	—	(272)	—	(577)
Decrease (increase) in fair value of marketable securities	1,709	(140)	1,697	1,534
	(2,387,237)	88,614	(2,316,632)	251,485
Noncontrolling interests' share of above adjustments	151,357	(5,511)	146,933	(15,557)
FFO adjustments, net	$(2,235,880)	$83,103	$(2,169,699)	$235,928

FFO attributable to common shareholders	$164,315	$194,637	$411,984	$329,621
Convertible preferred share dividends	14	16	29	32
FFO attributable to common shareholders plus assumed conversions	$164,329	$194,653	$412,013	$329,653
Per diluted share	$0.86	$1.02	$2.16	$1.72

Reconciliation of Weighted Average Shares
Weighted average common shares outstanding	190,781	190,200	190,735	190,141
Effect of dilutive securities:
Employee stock options and restricted share awards	243	930	256	934
Convertible preferred shares	34	38	35	38
Denominator for FFO per diluted share	191,058	191,168	191,026	191,113

FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gains from sales of depreciated real estate assets, real estate impairment losses, depreciation and amortization expense from real estate assets and other specified items, including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO and FFO per diluted share are non-GAAP financial measures used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. FFO does not represent cash generated from operating activities and is not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income as a performance measure or cash flow as a liquidity measure. FFO may not be comparable to similarly titled measures employed by other companies. A reconciliation of our net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions is provided above. In addition to FFO attributable to common shareholders plus assumed conversions, we also disclose FFO attributable to common shareholders plus assumed conversions, as adjusted. Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, we believe it provides a meaningful presentation of operating performance. Reconciliations of FFO attributable to common shareholders plus assumed conversions to FFO attributable to common shareholders plus assumed conversions, as adjusted are provided on page 3 of this press release.
In accordance with the NAREIT December 2018 restated definition of FFO, we have elected to exclude the mark-to-market adjustments of marketable equity securities from the calculation of FFO. FFO for the three months ended June 30, 2018 has been adjusted to exclude the $16,024,000, or $0.08 per share, increase in fair value of marketable equity securities previously reported. FFO for the six months ended June 30, 2018 has been adjusted to exclude the $18,636,000, or $0.09 per share, decrease in fair value of marketable equity securities previously reported.

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below is a reconciliation of net income to NOI at share and NOI at share - cash basis for the three and six months ended June 30, 2019 and 2018 and March 31, 2019.

	For the Three Months Ended			For the Six Months Ended June 30,
(Amounts in thousands)	June 30,		March 31, 2019
	2019	2018		2019	2018
Net income	$2,596,693	$105,338	$213,044	$2,809,737	$105,620

Deduct:
Net gain on transfer to Fifth Avenue and Times Square JV	(2,571,099)	—	—	(2,571,099)	—
(Income) loss from partially owned entities	(22,873)	(8,757)	(7,320)	(30,193)	1,147
Interest and other investment income, net	(7,840)	(30,892)	(5,045)	(12,885)	(6,508)
Net gains on disposition of wholly owned and partially owned assets	(111,713)	(23,559)	(220,294)	(332,007)	(23,559)
NOI attributable to noncontrolling interests in consolidated subsidiaries	(16,416)	(17,160)	(17,403)	(33,819)	(34,472)
(Income) loss from discontinued operations	(60)	(683)	137	77	(320)

Add:
Loss from real estate fund investments	15,803	28,976	167	15,970	37,783
Depreciation and amortization expense	113,035	111,846	116,709	229,744	220,532
General and administrative expense	38,872	34,427	58,020	96,892	76,960
Transaction related costs, impairment losses and other	101,590	1,017	149	101,739	14,173
NOI from partially owned entities	82,974	65,752	67,402	150,376	133,265
Interest and debt expense	63,029	87,657	102,463	165,492	175,823
Income tax expense	26,914	467	29,743	56,657	3,021
NOI at share	308,909	354,429	337,772	646,681	703,465
Non-cash adjustments for straight-line rents, amortization of acquired below-market leases, net, and other	9,748	(12,481)	(5,181)	4,567	(30,429)
NOI at share - cash basis	$318,657	$341,948	$332,591	$651,248	$673,036

NOI represents total revenues less operating expenses. We consider NOI to be the primary non-GAAP financial measure for making decisions and assessing the unlevered performance of our segments as it relates to the total return on assets as opposed to the levered return on equity. As properties are bought and sold based on NOI, we utilize this measure to make investment decisions as well as to compare the performance of our assets to that of our peers. NOI should not be considered a substitute for net income. NOI may not be comparable to similarly titled measures employed by other companies.

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share to same store NOI at share for our New York segment, theMART, 555 California Street and other investments for the three months ended June 30, 2019 compared to June 30, 2018.

(Amounts in thousands)	Total	New York		theMART	555 California Street	Other
NOI at share for the three months ended June 30, 2019	$308,909	$257,702		$30,974	$15,358	$4,875
Less NOI at share from:
Acquisitions	8	8		—	—	—
Change in ownership interests in properties contributed to Fifth Avenue and Times Square JV	(5,479)	(5,479)		—	—	—
Dispositions	(50)	(50)		—	—	—
Development properties	(11,392)	(11,392)		—	—	—
Lease termination income, net of write-offs of straight-line receivables and acquired below-market leases, net	2,979	2,979		—	—	—
Other non-same store expense (income), net	85	4,984		(98)	74	(4,875)
Same store NOI at share for the three months ended June 30, 2019	$295,060	$248,752		$30,876	$15,432	$—

NOI at share for the three months ended June 30, 2018	$354,429	$295,867		$27,816	$13,660	$17,086
Less NOI at share from:
Acquisitions	(3)	(3)		—	—	—
Change in ownership interests in properties contributed to Fifth Avenue and Times Square JV	(26,365)	(26,365)		—	—	—
Dispositions	(309)	(309)		—	—	—
Development properties	(16,451)	(16,451)		—	—	—
Lease termination income, net of write-offs of straight-line receivables and acquired below-market leases, net	1,984	1,984		—	—	—
Other non-same store income, net	(21,689)	(4,323)		(280)	—	(17,086)
Same store NOI at share for the three months ended June 30, 2018	$291,596	$250,400		$27,536	$13,660	$—

Increase (decrease) in same store NOI at share for the three months ended June 30, 2019 compared to June 30, 2018	$3,464	$(1,648)		$3,340	$1,772	$—

% increase (decrease) in same store NOI at share	1.2%	(0.7)%	(1)	12.1%	13.0%	—%
____________________

(1)	Excluding Hotel Pennsylvania, same store NOI at share was flat.
Same store NOI at share represents NOI at share from property operations which are owned by us and in service in both the current and prior year reporting periods. Same store NOI at share - cash basis is NOI at share from operations before straight-line rental income and expense, amortization of acquired below and above market leases, net and other non-cash adjustments which are owned by us and in service in both the current and prior year reporting periods. We present these non-GAAP measures to (i) facilitate meaningful comparisons of the operational performance of our properties and segments, (ii) make decisions on whether to buy, sell or refinance properties, and (iii) compare the performance of our properties and segments to those of our peers. Same store NOI at share and same store NOI at share - cash basis should not be considered as an alternative to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies.

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, theMART, 555 California Street and other investments for the three months ended June 30, 2019 compared to June 30, 2018.

(Amounts in thousands)	Total	New York		theMART	555 California Street	Other
NOI at share - cash basis for the three months ended June 30, 2019	$318,657	$266,139		$31,984	$15,595	$4,939
Less NOI at share - cash basis from:
Acquisitions	8	8		—	—	—
Change in ownership interests in properties contributed to Fifth Avenue and Times Square JV	(5,183)	(5,183)		—	—	—
Dispositions	(50)	(50)		—	—	—
Development properties	(13,005)	(13,005)		—	—	—
Lease termination income	(1,606)	(1,606)		—	—	—
Other non-same store income, net	(9,740)	(4,703)		(98)	—	(4,939)
Same store NOI at share - cash basis for the three months ended June 30, 2019	$289,081	$241,600		$31,886	$15,595	$—

NOI at share - cash basis for the three months ended June 30, 2018	$341,948	$283,154		$27,999	$13,808	$16,987
Less NOI at share - cash basis from:
Acquisitions	(3)	(3)		—	—	—
Change in ownership interests in properties contributed to Fifth Avenue and Times Square JV	(24,732)	(24,732)		—	—	—
Dispositions	(240)	(240)		—	—	—
Development properties	(17,489)	(17,489)		—	—	—
Lease termination income	—	—		—	—	—
Other non-same store income, net	(22,345)	(4,960)		(398)	—	(16,987)
Same store NOI at share - cash basis for the three months ended June 30, 2018	$277,139	$235,730		$27,601	$13,808	$—

Increase in same store NOI at share - cash basis for the three months ended June 30, 2019 compared to June 30, 2018	$11,942	$5,870		$4,285	$1,787	$—

% increase in same store NOI at share - cash basis	4.3%	2.5%	(1)	15.5%	12.9%	—%
____________________

(1)	Excluding Hotel Pennsylvania, same store NOI at share - cash basis increased by 3.3%.

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share to same store NOI at share for our New York segment, theMART, 555 California Street and other investments for the three months ended June 30, 2019 compared to March 31, 2019.

(Amounts in thousands)	Total	New York		theMART	555 California Street	Other
NOI at share for the three months ended June 30, 2019	$308,909	$257,702		$30,974	$15,358	$4,875
Less NOI at share from:
Acquisitions	(5)	(5)		—	—	—
Change in ownership interests in properties contributed to Fifth Avenue and Times Square JV	(5,479)	(5,479)		—	—	—
Dispositions	(50)	(50)		—	—	—
Development properties	(11,392)	(11,392)		—	—	—
Lease termination income, net of write-offs of straight-line receivables and acquired below-market leases, net	2,979	2,979		—	—	—
Other non-same store expense (income), net	85	4,984		(98)	74	(4,875)
Same store NOI at share for the three months ended June 30, 2019	$295,047	$248,739		$30,876	$15,432	$—

NOI at share for the three months ended March 31, 2019	$337,772	$283,358		$23,523	$14,501	$16,390
Less NOI at share from:
Change in ownership interests in properties contributed to Fifth Avenue and Times Square JV	(30,292)	(30,292)		—	—	—
Dispositions	3	3		—	—	—
Development properties	(11,460)	(11,460)		—	—	—
Lease termination income, net of write-offs of straight-line receivables and acquired below-market leases, net	1,902	1,902		—	—	—
Other non-same store income, net	(22,743)	(4,522)		(1,831)	—	(16,390)
Same store NOI at share for the three months ended March 31, 2019	$275,182	$238,989		$21,692	$14,501	$—

Increase in same store NOI at share for the three months ended June 30, 2019 compared to March 31, 2019	$19,865	$9,750		$9,184	$931	$—

% increase in same store NOI at share	7.2%	4.1%	(1)	42.3%	6.4%	—%
____________________

(1)	Excluding Hotel Pennsylvania, same store NOI at share was flat.

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, theMART, 555 California Street and other investments for the three months ended June 30, 2019 compared to March 31, 2019.

(Amounts in thousands)	Total	New York		theMART	555 California Street	Other
NOI at share - cash basis for the three months ended June 30, 2019	$318,657	$266,139		$31,984	$15,595	$4,939
Less NOI at share - cash basis from:
Acquisitions	(5)	(5)		—	—	—
Change in ownership interests in properties contributed to Fifth Avenue and Times Square JV	(5,183)	(5,183)		—	—	—
Dispositions	(50)	(50)		—	—	—
Development properties	(13,005)	(13,005)		—	—	—
Lease termination income	(1,606)	(1,606)		—	—	—
Other non-same store income, net	(9,740)	(4,703)		(98)	—	(4,939)
Same store NOI at share - cash basis for the three months ended June 30, 2019	$289,068	$241,587		$31,886	$15,595	$—

NOI at share - cash basis for the three months ended March 31, 2019	$332,591	$276,740		$24,912	$14,745	$16,194
Less NOI at share - cash basis from:
Change in ownership interests in properties contributed to Fifth Avenue and Times Square JV	(27,722)	(27,722)		—	—	—
Dispositions	2	2		—	—	—
Development properties	(14,184)	(14,184)		—	—	—
Lease termination income	(429)	(429)		—	—	—
Other non-same store income, net	(23,406)	(5,381)		(1,831)	—	(16,194)
Same store NOI at share - cash basis for the three months ended March 31, 2019	$266,852	$229,026		$23,081	$14,745	$—

Increase in same store NOI at share - cash basis for the three months ended June 30, 2019 compared to March 31, 2019	$22,216	$12,561		$8,805	$850	$—

% increase in same store NOI at share - cash basis	8.3%	5.5%	(1)	38.1%	5.8%	—%
____________________

(1)	Excluding Hotel Pennsylvania, same store NOI at share - cash basis increased by 1.2%.

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share to same store NOI at share for our New York segment, theMART, 555 California Street and other investments for the six months ended June 30, 2019 compared to June 30, 2018.

(Amounts in thousands)	Total	New York		theMART	555 California Street	Other
NOI at share for the six months ended June 30, 2019	$646,681	$541,060		$54,497	$29,859	$21,265
Less NOI at share from:
Acquisitions	(219)	(219)		—	—	—
Change in ownership interests in properties contributed to Fifth Avenue and Times Square JV	(5,479)	(5,479)		—	—	—
Dispositions	(47)	(47)		—	—	—
Development properties	(23,101)	(23,101)		—	—	—
Lease termination income, net of write-offs of straight-line receivables and acquired below-market leases, net	4,881	4,881		—	—	—
Other non-same store (income) expense, net	(18,697)	4,424		(1,930)	74	(21,265)
Same store NOI at share for the six months ended June 30, 2019	$604,019	$521,519		$52,567	$29,933	$—

NOI at share for the six months ended June 30, 2018	$703,465	$584,463		$54,691	$27,171	$37,140
Less NOI at share from:
Acquisitions	(124)	(124)		—	—	—
Change in ownership interests in properties contributed to Fifth Avenue and Times Square JV	(26,365)	(26,365)		—	—	—
Dispositions	(371)	(371)		—	—	—
Development properties	(30,138)	(30,138)		—	—	—
Lease termination income, net of write-offs of straight-line receivables and acquired below-market leases, net	857	857		—	—	—
Other non-same store income, net	(46,492)	(4,873)		(4,479)	—	(37,140)
Same store NOI at share for the six months ended June 30, 2018	$600,832	$523,449		$50,212	$27,171	$—

Increase (decrease) in same store NOI at share for the six months ended June 30, 2019 compared to June 30, 2018	$3,187	$(1,930)		$2,355	$2,762	$—

% increase (decrease) in same store NOI at share	0.5%	(0.4)%	(1)	4.7%	10.2%	—%
____________________

(1)	Excluding Hotel Pennsylvania, same store NOI at share increased by 0.3%.

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, theMART, 555 California Street and other investments for the six months ended June 30, 2019 compared to June 30, 2018.

(Amounts in thousands)	Total	New York		theMART	555 California Street	Other
NOI at share - cash basis for the six months ended June 30, 2019	$651,248	$542,879		$56,896	$30,340	$21,133
Less NOI at share - cash basis from:
Acquisitions	(220)	(220)		—	—	—
Change in ownership interests in properties contributed to Fifth Avenue and Times Square JV	(5,183)	(5,183)		—	—	—
Dispositions	(47)	(47)		—	—	—
Development properties	(27,291)	(27,291)		—	—	—
Lease termination income	(2,035)	(2,035)		—	—	—
Other non-same store income, net	(28,326)	(5,264)		(1,929)	—	(21,133)
Same store NOI at share - cash basis for the six months ended June 30, 2019	$588,146	$502,839		$54,967	$30,340	$—

NOI at share - cash basis for the six months ended June 30, 2018	$673,036	$554,427		$55,078	$26,634	$36,897
Less NOI at share - cash basis from:
Acquisitions	(124)	(124)		—	—	—
Change in ownership interests in properties contributed to Fifth Avenue and Times Square JV	(24,732)	(24,732)		—	—	—
Dispositions	(306)	(306)		—	—	—
Development properties	(32,434)	(32,434)		—	—	—
Lease termination income	(1,061)	(1,061)		—	—	—
Other non-same store income, net	(47,004)	(5,509)		(4,598)	—	(36,897)
Same store NOI at share - cash basis for the six months ended June 30, 2018	$567,375	$490,261		$50,480	$26,634	$—

Increase in same store NOI at share - cash basis for the six months ended June 30, 2019 compared to June 30, 2018	$20,771	$12,578		$4,487	$3,706	$—

% increase in same store NOI at share - cash basis	3.7%	2.6%	(1)	8.9%	13.9%	—%
____________________

(1)	Excluding Hotel Pennsylvania, same store NOI at share - cash basis increased by 3.3%.

CONTACT:
JOSEPH MACNOW
(212) 894-7000